Exhibit 10.13

Summary of Terms of the Annual Restricted Stock Unit Grants
made to the Non-Associate Directors of Abercrombie & Fitch Co. under the
2016 Long-Term Incentive Plan for Directors in Fiscal 2016

Non-Associate Directors

For the fiscal year ended January 28, 2017 (“Fiscal 2016”), directors of Abercrombie & Fitch Co. (the “Company”) who are not associates of the Company or its subsidiaries (“non‑associate directors”) received an annual grant of restricted stock units (“RSUs”) as part of their compensation. Each RSU represents the right to receive one share of Class A Common Stock, $0.01 par value, of the Company (the “Common Stock”), upon vesting. The market value of the shares of Common Stock underlying the RSUs on the grant date was $150,000 (the “Non-Associate Director RSU Retainer”).

The Non-Associate Director RSU Retainer for Fiscal 2016 is subject to the following provisions:

•
RSUs were granted on the date of the 2016 Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”) pursuant to the Abercrombie & Fitch Co. 2016 Long-Term Incentive Plan for Directors; and

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of stockholders of the Company, subject to earlier vesting in the event of a non-associate director’s death or total disability or upon a change of control of the Company.

Chairman of the Board

In Arthur C. Martinez’s capacity as Non-Executive Chairman of the Board of Directors, for Fiscal 2016, he received an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $100,000 (the “Non‑Executive Chairman RSU Retainer”).

The Non-Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•	RSUs were granted on the date of the 2016 Annual Meeting pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors; and

•
RSUs will vest on the earlier of (i) the first anniversary of the grant date or (ii) the date of the next regularly scheduled annual meeting of the stockholders of the Company, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company.

In Mr. Martinez’s capacity as Executive Chairman of the Board, for Fiscal 2016, he received (in addition to the Non‑Executive Chairman RSU Retainer) an additional annual grant of RSUs, with the market value of the underlying shares of Common Stock on the grant date being $1,875,000 (the “Executive Chairman RSU Retainer”).

The Executive Chairman RSU Retainer for Fiscal 2016 is subject to the following provisions:

•	RSUs were granted on the date of the 2016 Annual Meeting pursuant to the Abercrombie & Fitch Co. 2016 Long‑Term Incentive Plan for Directors;

•
RSUs will vest on earliest of: (i) the date on which the Board of Directors of the Company (the “Board”) appoints a Chief Executive Officer of the Company, unless the Board determines otherwise (as of the date of the filing of the Company’s Annual Report on Form 10‑K for Fiscal 2016, the Board had not made its determination with respect to this vesting alternative); (ii) the first anniversary of the grant date; or (iii) the date of the next regularly scheduled annual meeting of stockholders; in each case, subject to earlier vesting in the event of Mr. Martinez’s death or total disability or upon a change of control of the Company;

•
RSUs that vest due to the appointment of a Chief Executive Officer of the Company will be pro-rated for the portion of the year that has elapsed between the grant date and the date of appointment of a Chief Executive Officer, unless the Board determines otherwise (as of the date of the filing of the Company’s Annual Report on Form 10‑K for Fiscal 2016, the Board had not made its determination with respect to the related vesting alternative or any pro-rated vesting associated therewith); and

•
if Mr. Martinez’s service as Executive Chairman of the Board ends for any reason other than his death or total disability or appointment of a Chief Executive Officer of the Company, a pro-rata portion of unvested RSUs will vest to reflect the portion of the year that has elapsed between the grant date and the date on which his service as Executive Chairman of the Board ends.